EXHIBIT 32.2

CERTIFICATION OF PERIODIC REPORT

I, Michael O. Moore, Executive Vice President, Chief Financial Officer and Secretary of The Cato Corporation, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, U.S.C. Section 1350, that on the date of this Certification:

1.	the Form 10-Q of the Company for the quarter ended October 30, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 6, 2004

/s/ Michael O. Moore
Michael O. Moore
Executive Vice President
Chief Financial Officer and Secretary